                                                                   EXHIBIT 3.B


Microfilm Number              Filed with the Department of State on
                -----------                                         -----------

Security Number   140599
               ------------
                              -------------------------------------------------
                                          Secretary of the Commonwealth

             ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. (S)1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

  The name of the corporation is:     P. H. Glatfelter Company
                                 ----------------------------------------------

  -----------------------------------------------------------------------------

  The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

  (a)   228 South Main Street     Spring Grove   Pennsylvania  17362    York
     ---------------------------------------------------------------------------
     Number and Street                City           State      Zip    County

  (b) c/o:
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                 County

  For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

  The statute by or under which it was incorporated is:  Act of April 29, 1874,
                                                       -------------------------
  P.L. 73
  ------------------------------------------------------------------------------

  The date of its incorporation is:  December 16, 1905
                                   ---------------------------------------------

  (Check, and if appropriate complete, one of the following):

    X The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

       The amendment shall be effective on                at
   ---                                     --------------    -------------------
                                               Date                 Hour

   (Check one of the following):

       The amendment was adopted by the shareholders (or members) pursuant to 15 --- Pa.C.S. (S)1914(a) and (b).

    X The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. (S)1914(c).

   (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as --- follows:




       The amendment adopted by the corporation as set forth in full in Exhibit --- A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

   ---- The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a dual authorized officer thereof this 30th day
                                                                    ------
of July, 1993.
  ------------

                                                  P.H. GLATFELTER COMPANY
                                               --------------------------------
                                                     (Name of Corporation)

                                               BY:
                                                  -----------------------------
                                                           (Signature)

                                               TITLE: Secretary
                                                     --------------------------

                                                                     EXHIBIT A


                      Resolutions of Board of Directors
                          P. H. Glatfelter Company

      RESOLVED, that the actions of the Company in applying
1,000 shares of its 4-5/8% Cumulative Preferred Stock, Series of
1955, as a credit against sinking fund requirements and cancelling such shares be, and they hereby are, ratified and confirmed.

     RESOLVED, that as a result of the aforesaid cancellation of 1,000 shares of the Company's 4-5/8% Cumulative
Preferred Stock, Series of 1955, the first sentence of the first paragraph of Article 5 of the Articles of Incorporation of the Company is amended to read as follows:

      The aggregate number of shares which the Corporation (hereinafter referred to as the "Company") has authority to issue is 120,044,000 shares divided into two classes consisting of (a)
      44,000 shares of Preferred Stock of the par value of $50 each; and (b) 120,000,000 shares of Common
      Stock of the par value of $.01 each.

      RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to execute and deliver on behalf of the Company the necessary documents and to take or cause to be taken such further action as they deem necessary of desirable to carry out the purposes of the foregoing resolutions.

Microfilm Number          Filed with the Department of State on  FEB 09, 1994
                ---------                                        ---------------

Entity number   140599                              [Signature Appears Here]
             ------------                       -------------------------------
                                                   Secretary of the Commonwealth


             ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (Rev 90)

    In compliance with the requirements of 15 Pa.C.S. (S)1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:     P.H. Glatfelter Company
                                  ---------------------------------------------

- -------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)   228 South Main Street     Spring Grove,   Pennsylvania   17362   York
      -------------------------------------------------------------------------
        Number and Street          City           State          Zip     County


   (b) c/o:
           --------------------------------------------------------------------
           Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:  Act of April 29,
                                                        -----------------------
1874, P.L. 73
- -------------

4. The date of its incorporation is:   December 16, 1905
                                    -------------------------------------------

5. (Check, and if appropriate complete, one of the following):

   X The amendment shall be effective upon filing these Articles of Amendment
  ---
     in the Department of State.

   X The amendment shall be effective on                    at
  ---                                   --------------------  -----------------
                                               Date                 Hour

6. (Check one of the following):

     The amendment was adopted by the shareholders (or members) pursuant to 15
  ---
     Pa.C.S. (S)1914(a) and (b).

   X The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
  ---
     (S)1914(c).

7. (Check, and if appropriate complete, one of the following):

     The amendment adopted by the corporation, set forth in full, is as
  ---
     follows:




   X The amendment adopted by the corporation as set forth in full in Exhibit
  ---
     A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

    --- The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 26th day of January, 1994.

                                  P. H. Glatfelter Company
                               -------------------------------------------
                                               (Name of Corporation)

                               BY:  (Signature Appears Here)
                                  ----------------------------------------
                                                      (Signature)

                               TITLE: Secretary
                                      ------------------------------------

                                   EXHIBIT A

                       Resolutions of Board of Directors

                            P. H. Glatfelter Company


     RESOLVED, that the Company hereby redeem on October 27, 1993 (the "date fixed for redemption") all of the Company's outstanding 4-5/8% Cumulative Preferred Stock at the redemption price of $50.75 per share together with accrued and unpaid dividends thereon to the date fixed for redemption, and the proper officers are authorized to cause notice of such redemption to be mailed to each of the holders of 4-5/8% Cumulative Preferred Stock and to cause to be given such notice of redemption as may be required by the Company's Articles of Incorporation, as amended, and such officers are authorized and directed to take such other action as may be necessary or desirable in connection with the redemption of such 4-5/8% Cumulative Preferred Stock, including the making of necessary arrangements to pay on behalf of the Company the redemption price of such 4-5/8% Cumulative Preferred Stock.

     RESOLVED, that upon the acquisition of all of the Company's outstanding shares of 4-5/8% Cumulative Preferred Stock by their redemption on October 27, 1993 pursuant to the foregoing resolutions, such shares shall be cancelled and the number of shares of 4-5/8% Cumulative Preferred Stock which the Company is authorized to issue shall be reduced by the number of such shares so redeemed.

     RESOLVED, that as a result of the aforesaid redemption of all of the Company's 4-5/8% Cumulative Preferred Stock, the first sentence of the first paragraph of Article 5 of the Articles of Incorporation of the Company, as amended, be further amended to read as follows:

               The aggregate number of shares which the Corporation (hereinafter referred to as the "Company") has authority to issue is 120,040,000 shares divided into two classes consisting of (a) 40,000 shares of Preferred Stock of the par value of $50 each; and (b) 120,000,000 shares of Common Stock of the par value of $.01 each.

     RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to execute Articles of Amendment on behalf of the Company and file such Articles of Amendment with the Secretary of the Commonwealth of Pennsylvania on behalf of the Company.

     RESOLVED, that the proper officers of the Company are hereby authorized to do or cause to be done such further acts and to execute such further documents as they deem necessary and desirable to carry out the purposes of the foregoing resolutions.